AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 2016

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arma Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

8744

(Primary Standard Industrial Classification Code Number)

32-0449388

(IRS Employer Identification Number)

7260 W.Azure Dr Suite 140-928
Las Vegas, NV 89130
+17026599321

(Address and telephone number of registrant's principal executive offices)

Mark Williams, AVP.
Business Filings Incorporated
311 S. Division St.
Carson City, Nevada 89703
800-981-7183

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Securities to be registered	Maximum Amount to be registered (1)	Maximum offering price per share (2)	aggregate offering price	Amount fee
Common Stock	10,050,000	$0.01	$100,500	$11.68

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

Arma Services, Inc.

10,050,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

NO MINIMUM

This is the initial offering of common stock of Arma Services, Inc. and no public market exists for the securities being offered. Arma Services, Inc. is offering for sale a total of 10,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. A selling shareholder is offering an additional 50,000 shares at the same price. The shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be sold or purchased. This offering is on a best effort basis, but there is no assurance we will be able to sell all of the shares offered. See "Use of Proceeds" and "Plan of Distribution".

We are not a blank check company; we have no plans or intentions to engage in a business combination following this offering. Any funds received by the Company will be immediately available for the Company use.

Proceeds	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	To Us
Common Stock	$0.01	$100,000	$0	$100,000

Arma Services, Inc. is at an early state of its corporate life. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Arma Services, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Start-ups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated __________, 2015

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires "we," "us," "our" and "Arma Services" are to Arma Services, Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

FORMATION ABOUT OUR COMPANY

Arma Services, Inc. was incorporated in the State of Nevada on September 2, 2014 (“inception”). Our primary business will be destination management and event management services initially in the Russian Federation, but with plans at a later stage to spread our business to America and China. We will aim to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition tourism in Russia for corporate customers from United States, China and Russia. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and organize participation in exhibitions and forums.

We are at a development stage, and have generated no revenues. Our limited start-up activities have consisted of drawing up our business plan, identification of our target market and negotiation and execution of contracts. Currently we have two contracts in place, one with PROEKTA LLC, an agreement dated December 14, 2014, and a contract with GAZETNY LLC, dated April 22, 2015. We have also procured our domain name, www.armaservicesinc.com, and the website is currently in development. Currently our President devotes approximately 20 hours a week to the Company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a going concern opinion from our auditors and our assets at January 31, 2016 consisted of $ 561 cash.

Our administrative office of the company is currently located at the premises of our President, Sergey Gandin, which he provides to us on a rent free basis at 14/4 Taskentskaya Street, Apt 98, Moscow 109444, Telephone number +17026599321. We plan to use these offices until we require larger space. Our fiscal year end is October 31.

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THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

The Issuer:	Arma Services, Inc.

Securities Being Offered:	10,000,000 shares of common stock, par value $0.001. A selling shareholder is selling an additional 50,000 shares in this offering.

Offering Price per Share:	$0.01

Duration of the offering:	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Gross Proceeds to Our Company:	$100,000

Use of Proceeds:	We intend to use the proceeds to expand our potential business operations.

Number of Shares Outstanding Before the Offering:	4,000,000

Number of Shares Outstanding After the Offering:	14,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

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Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of October 31, 2015
Balance Sheet
Cash	$3
Total Assets	$3
Total Liabilities	$5,993
Stockholder’s Deficit	$(5,989)

As of October 31, 2014
Balance Sheet
Cash	$1,771
Total Assets	$1,771
Total Liabilities	$688
Stockholder’s Equity	$1,083

	Period from September 2, 2011 (Inception) to October 31, 2015	Period from September 2, 2011 (inception) to October 31, 2014
Income Statement
Total Expenses	$9,989	$2,917
Net Loss	$(9,989)	$(2,917)

As of January 31, 2016
Balance Sheet
Cash	$561
Total Assets	$561
Total Liabilities	$5,993
Stockholder’s Equity	$(5,431)

For the Three Months Ended January 31, 2016
Income Statement
Total Expenses	$42
Net Loss(Income)	$(558)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is extremely speculative in nature. You should carefully consider the risks described below before investing in our common stock. If any of these risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

The Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

For our potential customers the information about risks that can make negative influence on Arma Service Inc. is opened. Below we give the detailed list of the risks:

1.	Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease any future operations and you could lose your investment.

2.	If we fail to develop customer relationships, our ability to grow our business will be impaired. Our growth depends to a significant degree upon our ability to develop future customer relationships. We cannot guarantee that future customers will be found, that any such relationships will be successful or that we will obtain clients or that business will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of potential operations and financial condition.

3.	We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business development. We are company with limited operations and no revenues, we have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur.

4.	We are very dependent on the funds in this offering to start our business, the proceeds of which may be insufficient to achieve revenues and future profitable operations. We may need to obtain additional financing which might not be available. If we are successful in raising the funds from this offering, we plan to commence activities to continue our development activities. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

5.	We are a development stage company and have commenced limited operations in our business. We expect to incur operating losses for the foreseeable future. Our date of inception was September 2, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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6.	Complication in the procedure of visa obtainment of our potential clients and associates that are traveling internationally to our business event.
From our research, we've concluded that most of the international travelers require an entry visa to visit Russia, United States and China. Therefore, individuals that may work with us could potentially come across various difficulties obtaining travel visas to Russia or to wherever we may organize an international event. Also, there could be situations where our customers or associates have an entry visa refused, making it impossible to visit arranged business event. This situations can result in losses for the parties involved, failure of particular Corporate activities, and is likely to negatively affect Company’s business and its performance. Additionally, repetitive disruption of this kind could decrease our customer base, which may materially affect our potential revenues and ultimately affect our profit margins, if and when we become fully operational.

7.	Bad economic environment may lead to a smaller target customer base for our business.
We believe, that under the conditions of economic downtrend the majority of companies cut and optimize their budgets to the uttermost, they exclude most of the events that do not play a vital role for their businesses. Because of this, companies cut the type of events that curry expense but play only a secondary role in their corporate activities rather than the primary. Such activities include: trainings and education of the staff, seminars, banquets, annual and quarterly bonuses, conferences, business meetings and other organized corporate events that Arma Services Inc. intends to offer. Fall in demand for any of these will result in smaller customer base and will negatively affect our potential revenue and financial results.

8.	Difficulties in the search for professional personnel who speak English and Chinese languages as well as Russian.
For the successful functioning of our company we may need employees that are fluent in English and Chinese languages, as well as have high professional skills and experience in the field of business tourism. The search for professional talent can be a lengthy and costly process.

9.	Geopolitical events.
The current geopolitical environment may result in a decrease of interest for the USA and other countries to use Russia as a site for meeting with partners and business events.

10.	Sharp fluctuations of dollar rate to ruble and yuan.
Fluctuations of the national currencies in Russia and China exchange rate to the US dollar could cause sharp price increases of all services and would result in the decrease of business tourism flow from the USA and China.

11.	Natural disasters and weather conditions disrupt our event organizing business.
We may generate a substantial majority of our revenue from international clients. If their travel is exposed to delays and cancelations due to weather and natural conditions it will have a negative effect on carrying out our events. Our prospective US clients, for example, can run into disruptions by hurricane conditions when flying in and out of the United States or air travel disruptions from heavy snow falls over the territory of the Russian Federation and China. Event business works on locations with strictly given and costly time frames, we will be dependent on smooth execution of every event. Our possible revenue and financial results will be very sensitive to any such disruptions.

12.	Difficulty in pursuing lawsuits and enforcing judgments against Company’s management due to its presence outside of the United States.
In the United States, for instance, while the legal principles and laws do allow American courts to recognize and enforce foreign judgments, foreign courts may not necessarily reciprocate. Enforcing U.S. court judgments abroad can prove especially difficult in light of divergent rules on jurisdiction, requirements for special service of process, lack of international agreements or cooperation. For aforementioned reasons our possible litigants shareholders are therefore likely to encounter difficulties enforcing their judgments if judgment has been rendered in their favor against the Company’s management. Investors in our Company should strongly consider the risks associated herewith before investing any money with Arma Services Inc.

13.	Our president and sole director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting
We have never operated as a public company. Mr. Gandin our President, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, shareholder’s investment may be material adversely affected. Our inability to operate, as a public company could be the basis for any shareholder losing everything he or she invested into Arma Services Inc.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of 100% of the offering, the net tangible book value of your shares will be $0.0060 per share, $0.0040 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT AND THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our current shareholder will own 28.11% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, resulting in an adverse effect on the market for our shares, and thereby depress our share price.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward looking statements relating to the Company that involve risk and uncertainties. We use words such as; "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

*	trends affecting the Company's financial condition, results of operations, or future prospects

*	the Company's business and growth strategies

*	the factors that we expect to contribute to our success and our ability to be successful in the future

*	our business model and strategy for realizing positive sales results

*	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

*	expenses related to future business developments

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*	our expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

*	the impact of new accounting pronouncements on our financial Statements

*	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

*	our market risk exposure and efforts to minimize risk

*	our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

*	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

*	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

*	the Company's ability to raise additional funds to support operations and capital expenditures

*	the Company's ability to effectively manage operational growth

*	the Company's ability to achieve greater and broader market acceptance in existing and new market segments

*	the Company's ability to successfully compete against current and future competitors

*	the current economic downturn and its effect on consumer spending

*	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, civil conflicts, terrorist, or similar activities. and

*	other factors described elsewhere in this Prospectus.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $100,000. We expect to disburse the proceeds from this offering in the priority set forth below. The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.

Use of Proceeds	$25,000	$50,000	$75,000	$100,000
Offering Expenses
Legal and professional fees	$3,500	$3,500	$3,500	$3,500
Accounting	$5,000	$5,000	$5,000	$5,000
Publishing/EDGAR	$487	$487	$487	$487
Transfer agent	$2,000	$2,000	$2,000	$2,000
SEC Filing fee	$50	$50	$50	$50
Expenditures
Office lease & equipment	$1,513	$1,513	$4,513	$4,513
Accounting	$3,000	$3,000	$3,000	$3,000
Legal	$2,000	$3,000	$4,000	$6,000
Staff salaries	-	$10,700	$21,700	$28,100
Advertising, promotion and marketing	$2,650	$15,950	$25,950	$42,550
Web Site Development	$4,800	$4,800	$4,800	$4,800

We have two employees, and we have not paid our officers any cash compensation and have no plans to pay them any cash compensation. Staff salaries budget allocated above is for the post-offering management hire.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2016, the net tangible book value of our shares was $(5,431) or approximately $(0,0014) per share, based upon 4,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000. The net proceed after deducting the offering expenses of $11,037 will be $88,963 and the net tangible book value of the 14,000,000 shares to be outstanding will be $83,538, or approximately $0.0060 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,000,000 shares) will be increased by $0.0074 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.01 per share of $0.0040 per share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0060 per share, reflecting an immediate reduction in the $0.01 price per share they paid for their shares.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to:

Price Paid per Share by Existing Shareholders	$0.001
Public Offering Price per Share	$0.01
Net Tangible Book Value Prior to this Offering	$(5,431)
Net Tangible Book Value After this Offering	$83,538
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.0074
Immediate Dilution per Share to New Investors	$0.0040

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid, and the average price per Share paid by our existing stockholder and by new investors in this offering:

Percent of Shares Sold from Maximum Offering Available	100%	75%	50%	25%
Gross Proceeds	$100,000	$75,000	$50,000	$25,000
Offering Expenses	$11,037	$11,037	$11,037	$11,037
Net Proceeds	$88,963	$63,963	$38,963	$13,963
Net Tangible Book Value Prior to this Offering	$(5,431)	$(5,431)	$(5,431)	$(5,431)
Net Tangible Book Value After this Offering	$83,532	$58,532	$33,532	$8,532
Offering price per share	$0.01	$0.01	$0.01	$0.01
Price Paid per Share by Existing Shareholder	$0.001	$0.001	$0.001	$0.001
Shares after offering	14,000,000	11,500,000	9,000,000	6,500,000
Net tangible book value before offering per share	$(0.0014)	$(0.0014)	$(0.0014)	$(0.0014)
Increase in net tangible book value per share	$0.0074	$0.0065	$0.0051	$0.0027
Net tangible book value after offering per share	$0.0060	$0.0051	$0.0037	$0.0013
Dilution to investors per share	$0.0040	$0.0049	$0.0063	$0.0087
Dilution as a percentage	40%	49%	63%	87%

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

Our director intends to sell company shares through, telephone calls and personal contact only. No other sales methods or sales materials are planned to be utilized to solicit investors.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation; and

b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

A.	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

B.	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

C.	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. The selling shareholder will also sell at a fixed price of $0.01. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or wired funds to us. All payments for subscriptions should be made to Arma Services, Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

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CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our planned business operations.

SELLING STOCKHOLDERS

The selling shareholder named in this prospectus is offering 50,000 shares of common stock through this prospectus. All of the shares were acquired from the Company by offerings that were exempt from registration pursuant to Regulation S of the Securities Act of 1933. The selling shareholder purchased his shares from the company in private offering. The following table provides information regarding the beneficial ownership of our common stock held by the selling shareholder as of January 31, 2016, including:

1.	The number of shares owned by him prior to this offering;

2.	The total number of shares that are to be offered by him;

3.	The total number of shares that will be owned by him upon completion of the offering;

4.	The percentage owned by him upon completion of the offering; and

5.	The identity of the control person of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,000,000 shares of common stock outstanding on October 31, 2015.

	Beneficial Ownership Prior to this Offering				Beneficial Ownership After this Offering
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
Ruslan Mishin	4,000,000	100.0%	50,000	1.25%	3,950,000	28.22%
Totals	4,000,000	100.0%	50,000	1.25%	3,950,000	28.22%

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INTEREST OF NAMED EXPERTS AND COUNSEL

We have retained Cutler and Co. LLC, an independent registered public company accounting firm, whose reports appear elsewhere in this registration statement.  They have no direct or indirect interest in us. Cutler and Co LLC’s report is given based on their authority as an expert in accounting and auditing.  Cutler and Co. LLC audited our balance sheet as of October 31, 2014, and the related statement of operations, changes in stockholder’s equity and cash flows for the period from September 2, 2014 (inception) to October 31, 2014. Our fiscal year end is October 31. Cutler & Co. LLC also reviewed our unaudited financial statements for the three and nine months ended July 31, 2015. Cutler and Co. LLC then merged with Pritchett, Siler & Hardy, P.C., who have audited our financial statements as of October 31, 2015 and reviewed our financial statements for the quarter ended January 31, 2016. The reports of Cutler and Co. LLC and Pritchett, Siler & Hardy, P.C. are included in reliance upon their authority as experts in accounting and auditing.

Harrison Law, P.A. has given an opinion on the validity of the securities being registered, which appears as an exhibit to this registration statement.  Ms. Harrison has no direct or indirect interest in us.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Arma Services, Inc. was incorporated by our director in the State of Nevada on September 2, 2014. Our primary business will be destination management and event management services initially in the Russian Federation, but with plans at a later stage to spread our business to America and China. We will aim to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition tourism in Russia for corporate customers from United States, China and Russia. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

We have entered into a contract with Proekta LLC. This company has Mr. Sergey Gandin on board as its company director. Proekta LLC is in hostel business, providing inexpensive, supervised lodging places.

The purpose of the contracts is for Proekta LLC to provide accommodation at a cost of $25 per double room, per night for the subcontractor personnel contracted with Arma Services Inc.

The main terms of this agreement are:

1.1. Proekta LLC shall provide Arma Services Inc.’s subcontractors double rooms for a fee of $25 a night at a Moscow address, Zvonarsky lane 5, Apt.6, Russian Federation 107031.

1.2. Double rooms are available for temporary accommodation for Arma Inc.’s sub-contractors.

Furthermore, Arma Services Inc. has an agreement with Gazetny   LLC. This company is contracted to provide banquet space for events of Arma Services for a fee.

The purpose of the contract is for Arma Services to have a secured location to accommodate some of the Company’s planned business.

The main terms of the agreement are:

1. Gazetny LLC shall provide Arma Services Inc. with banquet halls space for a fee of $150 per person, at an address 27 Gazetny Lane, Rostov-on-Don, Russian Federation.

2. Gazetny LLC is to provide the Banquet Halls upon request to Arma Services Inc. Halls are subject to availability.

We are still in the development stage and we have generated no revenues. Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

The Company has incurred general and administrative expenses of: HP Printer LaserJet at a cost of $294.49, and 2 Apple MacBooks Pro computers, at a cost of $2,000. The items are being utilized for work relating to our business.

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We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

Arma Services Inc. is formed with a purpose to be in the business of Destination Management Company (“DMC”), and will aim to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition (“MICE”) tourism in Russia for corporate customers from United States, China and Russia. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

Acting as receiving party, we will aim to provide full support for our customers with all necessary services for the implementation of activities; rent of hotels, conference rooms, organization catering, hiring of personnel and equipment for sound, lighting, and video, booking of performers, promotion and press availability, transportation and more. Arma Services Inc. plans not to provide these services directly, but intends to be an intermediary (agent) between a customer and the end provider (hotel, transport company, restaurant, subcontractor). Our managers will try to assert from the customer the complete list of required services, find sub-contractors, check the quality of their services and sell the service to the customer. For the customer, we aim to act as the guarantor of this service quality and its compliance with the customer's expectations.

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THE PROCESS OF BUILDING RELATIONSHIPS WITH CLIENTS AND CONTRACTORS.

1.	First Company looks for a client. We pursue this via tender offers, which are published on the websites of potential clients, or by receiving incoming requests utilizing our website www.armaservicesinc.com to organize an event, which can also be an offer of a bid for a contract.

2.	A Company manager contacts the potential client, specifications and all the details of the planned event are obtained for our proposal.

3.	We receive a list of needs and services required and draw up the Terms of Reference, (“TOR”) for various contractors (hotel, catering service, transport company, rental of sound and lighting equipment, artists of various genres, guides, etc.)

4.	The Company searches for contractors through the Internet, trade shows, catalogs, industry associations and via recommendations.

5.	Contractors are selected based on who has a product suitable for all specified criteria (Item 1 above) presentation, location, and customer testimonials if available.

6.	If necessary, the TOR is sent, showing all the details of the order, the contractor will reply with a response, estimate, and presentation of services according to TOR. After gathering proposals from all contractors, a meeting is arranged to select the most suitable contractor.

7.	After selecting all the contractors, we create and propose an estimate to the client.

8.	Once the client approves the prepared estimate, we sign a service contract and send an invoice for partial payment in advance.

9.	After the signing of the contract and receiving payment we implement ordered services; sign contracts with the contractors and make any necessary advance payment for their services.

10.	Following the event, upon receiving remaining payment from the customer including our Agency commission of 15%, we settle outstanding payments with the contractors.

After testing our business model within the Russian Federation we plan to implement the same procedure where we intend to have our other offices spread throughout North America and China, providing the same services for intercontinental firms from all three business regions.

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MARKETING

Our marketing strategy may include several components:

1.	Participation in international exhibitions – IMEX Frankfurt, IMEX America, IEBTM World Barcelona, CIBTM China, MITT Moscow.

2.	Creation of site (armaservicesinc.com) and its further promotion on the Internet by means of SEO, as well as active use of context advertising of Google Adwords, Yandex Direct, Baidu PPC.

3.	Active sales – “cold calls” to potential customers.

4.	E-mail distribution.

5.	Participation in professional associations – GBTA Russian Federation, ADME International Association of Destination Management Executives, ICCA-the International Congress and Convention Association.

Our strategy is to drive attention through multiple marketing facets which will enable us to attract the sufficient quantity of customers possible upon commencement of operations.

STRATEGY

Our strategy is to create unique events for each customer and ensure the process of working with us is efficient, comfortable, and operationally seamless.

OUR CUSTOMERS

Our potential customers are companies from a variety of fields, with a staff of 50 people or less. The fields that may have the greatest needs in our services are pharmaceuticals, automobile manufacturing, IT-companies, the oil and gas industry, big distribution companies, and large retailers.

Most of the companies we plan to work with, have needs to conduct conferences with participation with partners around the world and in the Russian Federation. For other customers we plan to develop pleasant business trips for key executives for 3 to 7 day periods with additional amenities and activities, as opposed to the normal travel of 2 to 3 days for events, such as, participation in industry conferences and exhibitions, and presentation of new products or services.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICE OR PRODUCTS

We have not publicly announced any new products or service.

COMPETITION

Considering that the Company is currently at a very early stage of its development, having neither operations nor revenues at the moment, it is noncompetitive in relation to our potential competitors. We expect this to change once and if we reach optimum operations level and begin generating clients and revenues. We’ve identified 10 firms in the Russian Federation, 23 in USA and 17 businesses in China who we may call competitors.

Our principle method of competition will be:

-	Having highly qualified personnel.

-	Offering lower prices

-	Providing quality service with personal manager and round the clock assistance.

-	Generating positive feedback from customers.

-	Having favorable terms of payment

Business tourism markets in the world are developing promptly. Based on the evaluation of WorldTravel & Tourism Council - WTTC it is possible to predict growth up to 2020 of $ 1.589 trillion, which is an annual growth of 4.3%.

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According to data gathered by Global Business Travel Association – GBTA, as of 2014 the world leader of the business tourism market is the USA, however in 2016China may overcome it, with a business tourism market in excess of $ 309 billion. WTTC predicts that the Russian market of business travels in 2020 will achieve $ 18.4 billion at an annual growth of 5.9%. The volume of market of private travel in 2010 that was $ 50.5 billion. The forecast for 2020 is $ 122.8 billion at the annual growth of 4.3%. According to data from the Association of Business Tourism of Russia in 2012, the volume of the business travel market in Russia was RUB 440 billion, and in RUB 471 billion ($ 13.7 billion) in 2013.

Therefore, our concentrated focus on the fast-growing markets of Russia and China may give us the advantage over the largest market participants – Carlson Wagonlit Travel and American Express that do not offer services oriented only to the certain growing market but offer their variety of services to companies from around the world, which makes them, perhaps, too spread out and less concentrated.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and significant operations begin, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business future operations and/or results of operations.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL SERVICES

After Company’s review related laws and regulations we found that Russian legislation does not provide certification and licensing for agency activities in the field of culture and entertainment, mass and educational events, where individuals and companies are the customers. However, the company (service provider) bears overall administrative responsibility for the provision of poor quality services, resulting in direct or indirect damage to the customer.

The need to obtain special permits and certificates occurs for elements of the activities, threating the health and property of people, e.g., fireworks, light shows in crowded places, concerts and all entertainment events in the territory of municipalities, city streets, parks. These permissions, rules and procedures of their receipt, are set forth in the Federal Law "On the security of sports and other events in the Russian Federation"; there are also regulations and amendments of local authorities in the Russian Federation. Authorities, issuing permits and licenses:

1. The Ministry of Culture of the Russian Federation- coordinates activities at the urban areas, in municipal buildings, parks.

Contact: http://mkrf.ru/ +7 (495) 629-20-08,125993, GSP-3, Moscow, 7/6 Malyi Gnezdnikovsky lane, Russian Federation

2. The Ministry of Emergency Situations (MES) – issues permits for the use of pyrotechnics, fire safety conclusions for premises where activities are held. Contact: http://www.mchs.gov.ru/ 8 (499) 216-90-61 109012 Moscow, 3 Teatralnyi lane, Russian Federation

Arma Services Inc. currently does not process any approval within the Russian approval process as it currently does not carry out elements of the activities, threating the health and property of people, e.g., fireworks, light shows in crowded places, concerts and any entertainment events in the territory of municipalities, city streets, parks. The Company once deemed appropriate will procure these permissions.

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GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our future operations in Russia and including securities laws in the United States. We will also be subject to common business and tax rules and regulations in the jurisdictions where we will operate our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our planed operations will not be subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, which act as our executive officers, Sergey Gandin and a Secretary Ruslan Mishin. Mr. Gandin is devoted to our business and currently is responsible for creation of our business plan, sourcing contracts, as well as searching for potential customers.

Emerging Growth Company Status under the JOBS Act

Arma Services, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as “emerging growth companies”. Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

-	The first fiscal year after its annual revenues exceed $1 billion;

-	The first fiscal year after the fifth anniversary of its IPO;

-	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

-	The first fiscal year in which the company has a public float of at least $700 million.

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Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

-	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

-	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

-	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

-	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

-	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

-	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

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-	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

We currently do not own or rent a property. Our corporate activities are currently being conducted out of the unit at Tashkentskaya 14/4, Unit 98, Moscow, Russian Federation 109444. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

-	toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent auditor, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

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ARMA SERVICES, INC.

FINANCIAL STATEMENTS

OCTOBER 31, 2015

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ARMA SERVICES, INC.

FINANCIAL STATEMENT

OCTOBER 31, 2015

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Arma Services Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Arma Services, Inc. (a development stage company) as of October 31, 2014 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 2, 2014 (inception) to October 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arma Services, Inc. as of October 31, 2014 and the related statement of operations and cash flows for the period from September 2, 2014 (inception) to October 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses from operations since Inception (September 2, 2014) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Arvada, Colorado

December 22, 2014

12191 W. 64th Avenue, Suite 205B, Arvada, Colorado 80004 ●  Phone: 303.968.3281 ●    Fax: 303.456.7488 ●   www.cutlercpas.com

F-1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1466 N. HIGHWAY 89 STE. 230

FARMINGTON, UTAH 84025

(801) 447-9572 FAX (801) 447-9578

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Arma Services, Inc.

760 W. Azure Dr Suite 140-928

Las Vegas, NV 89130

As independent registered public accountants, we hereby consent to the use of our report dated April 1, 2016, with respect to the financial statements of Arma Services, Inc., in its registration statement on Form S-1/A Amendment #4 relating to the registration of 10,050,000 shares of common stock. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.
Farmington, Utah
May 31, 2016

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Arma Services, Inc.

7260 West Azure Drive, Suite 140-928

Las Vegas, Nevada, 89130

We have audited the accompanying balance sheet of Arma Services, Inc. as of October 31, 2015 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arma Services, Inc. as of October 31, 2015 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered continuing losses and has not yet established a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler and Hardy PC

Pritchett, Siler and Hardy PC

Farmington Utah

April 1, 2016

F-3

ARMA SERVICES, INC.

BALANCE SHEETS

	October 31, 2015	October 31, 2014
ASSETS Current Assets
Cash	$3	$1,771
Total Current Assets	3	1,771

Total Assets	$3	$1,771

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities
Loan from Director	$5,992	$688
Total Current Liabilities	5,992	688

Total Liabilities	5,992	688

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000	4,000
Accumulated deficit	(9,989)	(2,917)
Total Stockholder’s Equity (Deficit)	(5,989)	1,083

Total Liabilities and Stockholder’s Equity (Deficit)	$3	$1,771

The accompanying footnotes are an integral part of these audited financial statements.

F-4

ARMA SERVICES, INC.

STATEMENTS OF OPERATIONS

	Year ended October 31, 2015	For the Period from September 2, 2014 (Inception) to October 31, 2014

REVENUES	$-	$-

OPERATING EXPENSES
Professional fees	6,896
General and administrative expenses	176	2,917
TOTAL OPERATING EXPENSES	7,072	2,917

LOSS FROM OPERATIONS	(7,072)	(2,917)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(7,072)	(2,917)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)*	$(0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000	4,000,000

*Denotes a loss of less than $(0.01) per share.

The accompanying footnotes are an integral part of these audited financial statements.

F-5

ARMA SERVICES, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional	Accumulated	Total Stockholders’
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Inception, September 2, 2014	-	$-	$-	$-	$-

Common stock issued for cash at 0.001 per share on October, 28 2014	4,000,000	4,000			4,000

Net loss for the year ended October 31, 2014				$(2,917)	$(2,917)

Balance , October 31, 2014	4,000,000	$4,000		$(2,917)	$(1,083

Net loss for the year ended October 31, 2015				$(9,989)	$(9,989)

Balance, October 31 ,2015	4,000,000	$4,000	-	$(9,989)	$(5,989)

The accompanying footnotes are an integral part of these audited financial statements.

F-6

ARMA SERVICES, INC.

STATEMENTS OF CASH FLOWS

	Year ended October 31, 2015	For the Period from September 2, 2014 (Inception) to October 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(7,072)	$(2,917)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	-	-
Net cash used in operating activities	(7,072)	(2,917)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCIAL ACTIVITIES
Director’s loan	5,304	688
Capital stock	-	4,000
Net cash flows provided by financing Activities	5,304	6,688

Net Increase (Decrease) in Cash for period	(1,767)	1,771

Cash, beginning of period	1,771	-

Cash and equivalents at the end of the period	$3	$1,771

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying footnotes are an integral part of these audited financial statements

F-7

ARMA SERVICES, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED OCTOBER 31, 2015 AND 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Arma Services Inc. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on September 2, 2014. Arma Services Inc. is a Destination Management Company (“DMC”), which aims to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition (“MICE”) tourism in Russia for corporate customers from United States, China and internal Russian clients. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has elected a October 31 fiscal year end.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of; assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three month or less to be cash equivalents. The Company had $3 of cash as of October 31, 2015 and $1,771 as of October 31, 2014.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of October 31, 2015 and since inception. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-8

ARMA SERVICES, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED OCTOBER 31, 2015 AND 2014

NOTE 4 – DIRECTOR’S LOAN

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of October 31, 2015, the Company had a loan outstanding with the Company’s sole director Mr. Sergey Gandin in the amount of $5,992. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 75,000,000, $0.001 par value shares of common stock. On October 28, 2014, the Company issued 4,000,000 shares of common stock to the Company’s founder for cash proceeds of $4,000 at $0.001 per share. There were 4,000,000 shares of common stock issued and outstanding as of October 31, 2015.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6– INCOME TAXES

As of October 31, 2015, the Company had net operating loss carry forwards of approximately $9,989 that may be available to reduce future years’ taxable income in varying amounts through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	October 31, 2015	October 31, 2014
Federal income tax benefit attributable to:
Current Operations	$2,072	$992
Less: valuation allowance	(2,404)	(992)
Net provision for Federal income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	OCTOBER 31, 2015	OCTOBER 31, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$3,396	$992
Less: change in valuation allowance	(3,396)	(992)
Net deferred tax asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $9,989 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to October 31, 2015 to the date these financial statements were issued and concluded there are no material subsequent events to disclose in these financial statements.

F-9

ARMA SERVICES, INC.

CONDENSED UNADITED FINANCIAL STATEMENTS

JANUARY 31, 2016

F-10

ARMA SERVICES, INC.

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JANUARY 31, 2016

F-11

ARMA SERVICES, INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

	January 31, 2016	October 31, 2015
ASSETS Current Assets
Cash	$561	$3
Total Current Assets	561	3

Total Assets	$561	$3

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current Liabilities
Loan from Director	$5,992	$5,992
Total Current Liabilities	5,992	5,992

Total Liabilities	$5,992	$5,992

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000	4,000
Accumulated deficit during the development stage	(9,431)	(9,989)
Total Stockholder’s Equity (Deficit)	(5,431)	$(5,989)

Total Liabilities and Stockholder’s Equity (Deficit)	$561	$3

See accompanying notes to condensed unaudited financial statements.

F-12

ARMA SERVICES, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three month period ended January 31, 2016		Three month period ended January 31, 2015
REVENUES	600		-
OPERATING EXPENSES
Professional fees	-		4,500
General and administrative expenses	42		46
TOTAL OPERATING EXPENSES	42		4,546

LOSS FROM OPERATIONS	(42)		(4,546)

PROVISION FOR INCOME TAXES	-		-

NET INCOME (LOSS)	$558		$(4,546)

NET LOSS PER SHARE:
BASIC AND DILUTED	$(0.00	)*	$(0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED	4,000,000		4,000,000

See accompanying notes to condensed unaudited financial statements.

F-13

ARMA SERVICES, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Month Period January 31, 2016	Three month period January 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss) for the period	$558	$(4,546)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	-	-
Net cash provided by operating activities	$558	$(4,546)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCIAL ACTIVITIES
Director’s loan	-	$3,352
Capital stock	-	-
Net cash flows provided by financing Activities	-	$3,352

Net Increase (Decrease) in Cash for period	$558	$(1,194)
Cash, beginning of period	$3	$1,771
Cash and equivalents at the end of the period	$561	$577
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to condensed unaudited financial statements.

F-14

ARMA SERVICES, INC.

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Arma Services Inc. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on September 2, 2014. Arma Services Inc. is a Destination Management Company (“DMC”), which aims to provide a full range of services in the field of Meeting, Incentive, Conference, and Exhibition (“MICE”) tourism in Russia for corporate customers from United States, China and internal Russian clients. We plan to create a variety of events for domestic and foreign companies, including; industry conferences and business meetings, dealer conferences for producers, motivational and incentive arrangements for key employees, and to organize participation in exhibitions and forums.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has elected a October 31 fiscal year end.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of; assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $561 of cash as of January 31, 2016 and $3 as of October 31, 2015.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company has recognized a minimal amount of $600 in revenue in the current period from providing consulting services related to making introductions, organizing and coordinating several meetings between its client and potential customers in Moscow. These services were rendered under an informal but written agreement and were paid for by period end. Accordingly, the Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-15

ARMA SERVICES, INC.

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 2016

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had limited revenues as of January 31, 2016. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – DIRECTOR’S LOAN

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

As of January 31, 2016, the Company had a loan outstanding with the Company’s sole director Mr. Sergey Gandin in the amount of $5,992. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – COMMON STOCK

The Company is authorized to issue 75,000,000, $0.001 par value shares of common stock.

On October 28, 2014, the Company issued 4,000,000 shares of common stock to the Company’s founder for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of January 31, 2016.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7– INCOME TAXES

As of January 31, 2016, the Company had net operating loss carry forwards of approximately $9,431 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

F-16

ARMA SERVICES, INC.

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED JANUARY 31, 2016

The provision for Federal income tax consists of the following:

	Three months Ended January 31, 2015	Three months Ended January 31, 2014
Federal income tax benefit (expense) attributable to:
Current Operations	$(190)	$1,546
Less: change in valuation allowance	-	(1,546)
Net provision for Federal income taxes	$(190)	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

January 31, 2016
Deferred tax asset attributable to:
Net operating loss carryover	$3,206
Less: valuation allowance	(3,206)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $9,431 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to January 31, 2016 to the date these financial statements were issued and concluded there are no material subsequent events to disclose in these financial statements.

F-17

PLAN OF OPERATION

Our plan for the next 12 months follows. In order to carry out this plan, we will aim to sell 100% of the shares offered under this offering. The Company expects this offering to be its source of funding for the proposed plan. We need to sell at least 25% of the shares to generate approximately $25,000 in proceeds from this best efforts offering, this we expect to be sufficient in order to accomplish the minimum amount funding scenario of our plan of operation. By raising at least $25,000 we expect to avoid the need to raise additional funds from alternative source, like director loans.

If fewer than 25% of the offering shares are sold our management has committed to provide loans to meet the shortfall.

Table detail 1

	25%	50%	75%	100%
Percent of Shares Sold Year 1 Expense	Amount $	Amount $	Amount $	Amount $
Legal and Professional fees for initial public reporting cost	11,037	11,037	11,037	11,037
Office lease	5,000	5,000	8,000	8,000
Purchase of office furniture and office equipment	500	500	500	500
Legal and Accounting fees	5,000	6,000	7,000	9,000
Salary of managers	-	10,700	21,700	28,100
Web site creation and maintenance	813	4,800	4,800	4,800
Advertising Expense	2,650	8,963	16,713	32,563
Exhibition Visits (flight, accommodation, meals)	-	3,000	5,250	6,000
Total 12 months	25,000	50,000	75,000	100,000

28

Table detail 2

Month order	Articles of monthly expenditures	Amount $	Amount $	Amount $	Amount $
1st	Legal and professional fees & Public company reporting cost	11,037	11,037	11,037	11,037
1	Office lease	400	400	650	650
1	Purchase of office furniture and office equipment	500	500	500	500
1	Legal and accountant expenses	400	500	1000	1000
1	Salary of managers	0	0	700	1700
1	Web site creating	400	400	400	400
1	Advertising in the Internet	200	700	1300	2550
2nd	Office lease	400	400	650	650
2	Legal and accountant expenses	400	500	1000	1000
2	Salary of managers	0	700	1000	2400
2	Advertising in the Internet	450	700	1300	3000
2	Web site creating	413	400	400	400
3rd	Office lease	400	400	650	650
3	Legal and accountant expenses	400	500	500	500
3	Salary of managers	0	1000	2000	2400
3	Advertising in the Internet	200	700	1300	3000
3	Web site creating	0	400	400	400
4th	Office lease	400	400	650	650
4	Legal and accountant expenses	400	500	500	500
4	Salary of managers	0	1000	2000	2400
4	Advertising in the Internet	200	700	1300	3000
4	Web site creating	0	400	400	400
5th	Office lease	400	400	650	650
5	Legal and accountant expenses	400	500	500	750
5	Salary of managers	0	1000	2000	2400
5	Advertising in the Internet	200	700	1300	3000
5	Web site creating	0	400	400	400
6th	Office lease	400	400	650	650
6	Legal and accountant expenses	400	500	500	750
6	Salary of managers	0	1000	2000	2400
6	Advertising in the Internet	200	700	1300	3000
6	Web site creating	0	400	400	400

29

7th	Office lease	400	400	650	650
7	Legal and accountant expenses	400	500	500	750
7	Salary of managers	0	1000	2000	2400
7	Advertising in the Internet	200	700	1300	3000
7	Web site creating	0	400	400	400
8th	Office lease	400	400	650	650
8	Legal and accountant expenses	400	500	500	750
8	Salary of managers	0	1000	2000	2400
8	Advertising in the Internet	200	700	1300	3000
8	Web site creating	0	400	400	400
9th	Office lease	400	400	650	650
9	Legal and accountant expenses	400	500	500	750
9	Salary of managers	0	1000	2000	2400
9	Advertising in the Internet	200	700	1300	3213
9	Web site creating	0	400	400	400
10th	Office lease	400	400	650	650
10	Legal and accountant expenses	400	500	500	750
10	Salary of managers	0	1000	2000	2400
10	Advertising in the Internet	200	700	1300	1600
10	Web site creating	0	400	400	400
10	Expenses for visiting the exhibition (flight, accommodation, meals, extra payment to the Secretary)	0	1000	1750	2000
10	IT developers conference in Las Vegas	first revenues	first revenues	first revenues	first revenues
11th	Office lease	400	400	650	650
11	Legal and accountant expenses	400	500	500	750
11	Salary of managers	0	1000	2000	2400
11	Advertising in the Internet	200	963	1713	1600
11	Web site creating	0	400	400	400
11	Expenses for visiting the exhibition (flight, accommodation, meals, extra payment to the Secretary)	0	1000	1750	2000
11	Pharmaceutical conference in Moscow	revenues	revenues	revenues	revenues
12th	Office lease	600	600	850	850
12	Legal and accountant expenses	600	500	500	750
12	Salary of managers	0	1000	2000	2400
12	Advertising in the Internet	200	1000	2000	2600
12	Web site creating	0	400	400	400
12	Expenses for visiting the exhibition (flight, accommodation, meals, extra payment to the Secretary)	0	1000	1750	2000
12	Auto dealer conference in Sochi	revenues	revenues	revenues	revenues
	Total 12 months	25,000	50,000	75,000	100,000

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GOING CONCERN

In our audited financial statements as of October 31, 2014 and 2015 we were issued opinions by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Sergey Gandin	29	President,
Tashkentskaya 14/4, Unit 98		Chief Financial Officer,
Moscow		Chief Executive Officer,
Russian Federation 109444		Director

Ruslan Mishin	27	Secretary
Vilkina st.15-5
Vakhrushevo, Ukraine 94560

Our Director Sergey Gandin has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and individuals that have significant control over the Company.

Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and individuals that have significant control over the Company.

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BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Sergey Gandin, Director, President, CEO and CFO

Schooling, experience and qualifications of our director Sergey Gandin in a position of manager or supervisor, in the past ten years, and organizing business in number of companies, brought us to conclusion that he is qualified for the position for a director of our company.

2000-2002 - Higher Education at Rostov Economical University – Tourism and Hospitality 2012- to date - LLC “Proekta”, General Manager- Company management, recruitment, sales development and personal control over key clients handling, participation in industry events. Control and presence at major projects. Control over accounting, payments and debt. Interaction with all departments of the company.

2010-2012 - LLC “Jtb”, Business Development manager- development of company, attraction of new customers and development of relationship with existing ones. Optimization of internal processes in the company, the introduction of project management systems. Control over the sales department. Presentation of the company at public events. Maintenance and implementation of large projects. Participation in tenders, preparation of documentation and commercial proposals.

2008-2010 - LLC “Coral Travel”, MICE manager – organization of corporate events in Turkey, Egypt, Thailand, Tunisia, Morocco, Vietnam. Preparation of business proposals, contracts, accounting records, control over payments from customers. Assistance in organization of events.

2003-2008 - LLC “City of events”, Event manager- cooperation with private and corporate clients. Development of individual concepts of events, preparation of cost estimates of the project and contract documentation. Meetings with clients and presentation of proposals. Search for contractors, platforms and artists. Monitoring of the implementation of the project. Control over all contractors, coordination among all participants of the event, the presence during on-site activities.

Ruslan Mishin, Corporate, Secretary

The education and considerable experience of Ruslan Mishin as sales manager, executive manager, and general manager at various companies led us to conclusion that he is qualified to serve as our secretary.

2002-2004 – Higher Education Information technologies at Lugansk State University 2004-2008 LLC Voryag Trading company, working as Sales manager.- processing of the incoming flow of customers, attraction of new customers, preparation of commercial offers. Execution of contracts, accounting documents. Coordination with other departments of the company. Participation in trade fairs and exhibitions.

2008-2011 LLC Vestel Ukraine, working as Executive Sales Manager for goods and products. – development of sales department, attraction of new customers and development of relationship with existing ones. Support of key customers, preparation of business proposals, preparation of tender documents. Preparation of legal and accounting documents. Development of a new product line, marketing and entering the market.

2011-to date, LLC Auto shelter Automobile Rental Company, Deputy General Manager. – control over all departments of the company, control over key indicators of the company. Fulfillment of assignments of the General Manager. Implementation of the company's operating activities, resolving of problems, recruitment. Development of the company, attraction of new sales channels, planning of advertising campaigns, planning and implementation of partnership actions to promote services of the company.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

We have approved payment of salary to our director Sergey Gandin at a future date. However, so far neither the Secretary nor the Director received any cash compensation. They might be reimbursed for any out-of-pocket expenses that they may incur on our behalf. We have no intent to pay these individuals from proceeds of this offering. Furthermore, we do not currently have any benefits, such as health or life insurance, available to neither officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period ended January 31, 2016	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Totals

Sergey Gandin, President, CEO, CFO and Director	2014/2016	$0	0	0	0	0	0	0	$0

Ruslan Mishin Secretary	2014/2016	0	0	0	0	0	0	0	0

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OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Sergey Gandin	0	0	0	0	0	0	0	0	0

Ruslan Mishin	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

Name	Earned Paid in Cash	Stock Awards	Option Awards	Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation	Total

Sergey Gandin	$0	0	0	0	0	0	$0

Ruslan Mishin	0	0	0	0	0	0	0

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

There have been no awards made to any executive officer in the period from September 2, 2014 (Inception) to January 31, 2016 under any LTIP.

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COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We are currently working on an employment agreement with Sergey Gandin, our Director, and Mr. Mishin, our company secretary, which will be finalized after the offering. No salary or payment has been made to either Mr. Mishin or Mr. Gandin to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Shares Before Offering	Shares After Offering	No. of Percentage Before Offering	No. of Percentage After Offering

Sergey Gandin Tashkentskaya 14/4, Unit 98, Moscow Russia	0	0	0%	0%

Ruslan Mishin Vilkina st. 15-5 Vakhrushevo Ukraine	4,000,000	3,950,000	100%	28.11%

All Officers and Directors as a Group	4,000,000	3,950,000	100%	28.11%

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FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,000,000 shares have been issued, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act, and 50,000 of which shares are being registered under this Registration Statement on Form S-1. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Nevertheless, the Rule 144 safe harbor is not available for the resale of securities initially issued by a shell company.

We do not believe we are a shell company but rather a start-up company because we have a defined business plan and have undertaken a lot of activity to visit potential customers.

Our principal shareholder have plans to sell 50,000 of his shares in this offer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 28, 2014 the Company issued a total of 4,000,000 shares of common stock to Mr. Mishin for cash at $0.001 per share for a total of $4,000.

Our director Mr. Sergey Gandin, is also a director of Proekta LLC the company that has signed the contract with Arma Services Inc. on December 14, 2014.

We believe that we do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$50
Legal and Professional Fees	$3,500
Accounting	$5,000
Transfer Agent fees	$2,000
EDGARization / Publishing	$487
TOTAL	$11,037

Less than a 10% portion of the expenses are estimated to be borne by the selling stockholder.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 28, 2014 the Company issued a total of 4,000,000 shares of common stock to Mr. Ruslan Mishin for cash at $0.001 per share for a total of $4,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion re: Legality
10.1	Contract dated December 14, 2014 with Proekta LLC
10.2	Company Services Agreement with Sergey Gandin dated September 2, 2014
23.1	Consent of Independent Auditor*
23.3	Consent of Counsel (See Exhibit 5)
99	Subscription Agreement

* Filed herewith

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moscow, Russia on June 2, 2016.

Arma Services, Inc., Registrant

By:	/s/ Sergey Gandin
Sergey Gandin, President, Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sergey Gandin	Chief Executive Officer	June 2, 2016
Sergey Gandin	Title	Date

/s/ Sergey Gandin	Chief Financial Officer	June 2, 2016
Sergey Gandin	Title	Date

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